Exhibit 1.1

EXECUTION VERSION

€500,000,000

AMCOR UK FINANCE PLC

3.950% Guaranteed Senior Notes due 2032

Underwriting Agreement

May 22, 2024

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

Wells Fargo Securities International Limited

33 King William Street

London EC4R 9AT

United Kingdom

BNP Paribas
16, Boulevard des Italiens
75009 Paris
France

HSBC Bank plc

8 Canada Square

London E14 5HQ

United Kingdom

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Banco Bilbao Vizcaya Argentaria, S.A.
C/ Sauceda, 28 - Edificio Asia 2nd Floor
28050, Madrid
Spain

ING Bank N.V.

Foppingadreef 7

1102 BD Amsterdam

Netherlands

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Ladies and Gentlemen:

Amcor UK Finance plc, a public limited company incorporated under the laws of England and Wales (the “Company”), proposes to issue and sell to you (the “Underwriters”) €500,000,000 principal amount of its 3.950% Guaranteed Senior Notes due 2032 (the “Securities”). The Securities will be issued pursuant to an Indenture dated on or around May 29, 2024 (the “Indenture”), among the Company, Amcor plc, a public limited company incorporated in Jersey, Channel Islands with limited liability (the “Parent Guarantor”), Amcor Pty Ltd (formerly known as Amcor Limited), a company with limited liability incorporated in Australia (the “Australian Guarantor”), Amcor Flexibles North America Inc., a corporation organized under the laws of Missouri (the “Missouri Guarantor”), Amcor Finance (USA), Inc., a corporation organized under the laws of Delaware (the “Delaware Guarantor”) and Amcor Group Finance plc, a public limited company incorporated under the laws of England and Wales (the “UK Guarantor” and, together with the Parent Guarantor, the Australian Guarantor, the Missouri Guarantor and the Delaware Guarantor the “Guarantors”), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and will be guaranteed on a senior, unsecured basis by each of the Guarantors (the “Guarantees”).

The Company and the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.	Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement on Form S-3 (File No. 333-272449), including a prospectus, relating to the Securities. Such registration statement, at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such Registration Statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement and any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 5:45 p.m., London time, on May 22, 2024, the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated May 22, 2024 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

2.	Purchase and Sale of the Securities.

(a)	The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.804% of the principal amount thereof plus accrued interest, if any, from May 29, 2024 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)	The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Underwriters is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)	The Company and the Guarantors acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, no Underwriter is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction in respect of the transactions contemplated hereby. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company or the Guarantors with respect thereto. Any review by any Underwriter of the Company, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriter, as the case may be, and shall not be on behalf of the Company, the Guarantors or any other person.

(d)	Payment for and delivery of the Securities will be made at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at or about 8:00 A.M., London time, on May 29, 2024, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Underwriters and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(e)	Payment for the Securities shall be made by wire transfer in immediately available funds through a common depository (the “Common Depository”) for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) to the account specified by the Company, against delivery to the Common Depository, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities pursuant to Section 2(a) above duly paid by the Company. The Global Notes will be made available for inspection by the Underwriters not later than 5:00 P.M., London time, on the business day prior to the Closing Date.

(f)	Wells Fargo Securities International Limited or such other Underwriter as the Underwriters may agree to settle the Securities (the “Settlement Bank”) acknowledges that the Securities will initially be credited to an account (the “Commissionaire Account”) for the benefit of the Settlement Bank, the terms of which Commissionaire Account include a third-party beneficiary clause (‘stipulation pour autrui’) with the Company as the third-party beneficiary and provide that such Securities are to be delivered to others only against payment of the net subscription monies for the Securities (i.e. less the commissions and expenses to be deducted from the subscription monies) into the Commissionaire Account on a delivery against payment basis. The Settlement Bank acknowledges that (i) the Securities shall be held to the order of the Company as set out above and (ii) the net subscription monies for the Securities received in the Commissionaire Account (i.e. less the commissions and expenses deducted from the subscription monies) will be held on behalf of the Company until such time as they are transferred to the Company’s order. The Settlement Bank undertakes that the net subscription monies for the Securities (i.e. less the commissions and expenses deducted from the subscription monies) will be transferred to the Company’s order promptly following receipt of such monies in the Commissionaire Account. The Company acknowledges and accepts the benefit of the third-party beneficiary clause (‘stipulation pour autrui’) pursuant to the Belgian or Luxembourg Civil Code, as applicable, in respect of the Commissionaire Account.

3.	Representations and Warranties of the Company and the Guarantors. The Company and each Guarantor jointly and severally represents and warrants to each Underwriter that: (a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters to the Company expressly for use in any such document consists of the Underwriter Information (as defined in Section 7(b)).

(b)	Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)	Issuer Free Writing Prospectus. The Company and the Guarantors (including their respective agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Guarantors or their respective agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (v) any electronic road show noted on Schedule 3 hereto or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information.

(d)	Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the knowledge of the Company and the Guarantors, threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in the Registration Statement or the Prospectus and any amendment or supplement thereto in reliance upon and in conformity with the Underwriter Information.

(e)	Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents, as of the date they became effective or were filed with the Commission, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not, as of the date such documents become effective or are filed with the Commission, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)	Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Parent Guarantor and its direct and indirect subsidiaries, including the Company, the Australian Guarantor, the Missouri Guarantor, the Delaware Guarantor and the UK Guarantor (collectively, the “Group” and each, a “Group Member”), as of the dates indicated and the results of their operations and their cash flows for the periods specified; such financial statements have been prepared or restated in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Group and presents fairly the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto.

(g)	No Material Adverse Change. Since the date of the most recent financial statements of the Parent Guarantor included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus (i) there has not been any change in the capital stock or long-term debt of the Parent Guarantor or any Group Member (other than as a result of (1) the issue from time to time of capital stock of the Parent Guarantor to eligible security holders that have elected to participate in the Parent Guarantor’s Dividend Reinvestment Plan or (2) the exercise, vesting or conversion, as applicable, if any, of share options, restricted shares/units, performance rights and performance shares or share rights, as applicable, or the award, if any, of share options, restricted shares/units, performance rights and performance shares or share rights in the ordinary course of business pursuant to the Parent Guarantor’s equity plans that are described in the Registration Statement, the Time of Sale Information and the Prospectus), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Parent Guarantor on any class of capital stock, or any material adverse change, or any development which would result in a prospective material adverse change, in or affecting the business, properties, assets, management, financial position or results of operations of the Group, taken as a whole; (ii) no Group Member has entered into any transaction or agreement that is material to the Group, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Group, taken as a whole; and (iii) no Group Member has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, which loss or interference is material to the Group, taken as a whole, except, in each case, as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(h)	Organization and Good Standing. Each of the Company, the Guarantors and the Significant Subsidiaries (as defined below) has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of organization, is duly qualified to do business and, where applicable, is in good standing in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged (including as described in the Registration Statement, the Time of Sale Information and the Prospectus), except where the failure of any such entity to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, assets, management, financial position or results of operations of the Group, taken as a whole, or on the performance by the Company and the Guarantors of their obligations under this Agreement, the Indenture, the Securities and the Guarantees (a “Material Adverse Effect”). The Parent Guarantor does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement, except for entities that have been omitted pursuant to Item 601(b)(21) of Regulation S-K. As at the date of this Agreement and at the Closing Date, none of the subsidiaries of the Parent Guarantor are “significant subsidiaries” as defined in Rule 405 of the Securities Act other than the subsidiaries identified in Schedule 2 of this Agreement.

(i)	Capitalization. As of the date set forth therein, the Parent Guarantor has the capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization”; and all the issued and outstanding shares of capital stock or other equity interests of each of the Company, the Guarantors and the Significant Subsidiaries (i) have been duly and validly authorized and issued, (ii) are fully paid and non-assessable and (iii) are owned directly or indirectly by the Parent Guarantor, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party. None of the outstanding shares of capital stock of the Company, the Guarantors or any Significant Subsidiary were issued in violation of any pre-emptive or other similar rights.

(j)	Due Authorization. The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture and to perform their respective obligations under this Agreement, the Securities and the Indenture (including each Guarantee set forth therein) (collectively, the “Transaction Documents”); and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k)	The Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and on the Closing Date will be duly executed and delivered by the Company and each of the Guarantors, and when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and the Indenture will conform in all material respects to the requirements of the Trust Indenture Act.

(l)	The Securities and the Guarantees. (i) The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and (ii) the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m)	Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors, and constitutes a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution hereunder may be limited by applicable law and public policy.

(n)	Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(o)	No Violation or Default. No Group Member is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument to which any Group Member is a party or by which any Group Member is bound or to which any property or assets of any Group Member is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)	No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and the issuance of the Guarantees and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of any Group Member pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Group Member is a party or by which any Group Member is bound or to which any property, right or asset of any Group Member is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any Group Member or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority to which any Group Member is subject, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)	No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and the issuance of the Guarantees and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Securities and the Guarantees under the Securities Act, (ii) the qualification of the Indenture under the Trust Indenture Act and (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state or foreign jurisdiction securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(r)	Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which any Group Member is or may be a party or to which any property, right or asset of any Group Member is or may be the subject that, individually or in the aggregate, if determined adversely to the Group, could reasonably be expected to have a Material Adverse Effect; and no such Actions are, to the knowledge of the Company and each Guarantor, threatened or contemplated by any governmental or regulatory authority or by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(s)	Independent Accountants. PricewaterhouseCoopers AG (“the Auditors”), who have audited certain financial statements of the Parent Guarantor and its consolidated subsidiaries and delivered their report with respect to the audited financial statements and schedules of the Parent Guarantor and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, are independent public accountants with respect to each Group Member within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t)	Real and Personal Property. Each Group Member has good and marketable title in fee simple to, or has valid rights to lease or otherwise use, all items of all real and personal property owned or leased by them, other than such property which, individually or in the aggregate, is not material to the Group, taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by such Group Member or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u)	Intellectual Property. (i) Each of the Company, the Guarantors and the Significant Subsidiaries owns or has the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source codes, copyrights and copyrightable works, know-how, trade secrets, systems, procedures and other proprietary or confidential information (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) the conduct by each of the Company, the Guarantors and the Significant Subsidiaries of its respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; and (iii) none of the Company, the Guarantors or the Significant Subsidiaries has received any written notice of any claim relating to Intellectual Property, except, in each of the foregoing cases, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)	No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any Group Member, on the one hand, and the directors, officers, stockholders or other affiliates (as defined in Rule 501(b) under the Securities Act (“Affiliates”)) of any Group Member, on the other, that would be required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(w)	Investment Company Act. Neither the Company nor any of the Guarantors is, and after giving effect to the execution and delivery of the Securities, the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, none of them will be, required to register as an “investment company” under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(x)	Taxes. (I) Each Group Member has paid all federal, state, local and foreign taxes (except for any such tax that is currently being contested in good faith and in accordance with applicable law and which has been provided for in the financial statements of the Parent Guarantor or the Company to the extent required by U.S. GAAP); (II) each Group Member has filed all tax returns required to be paid or filed through the date hereof; and (III) except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against any Group Member or any of its respective properties or assets, except, in each of the foregoing cases (I), (II), and (III), as could not reasonably be expected to have a Material Adverse Effect.

(y)	Licenses and Permits. (i) Each Group Member possesses all licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) no Group Member has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(z)	No Labor Disputes. No labor disturbance by or dispute with employees of the Company, any Guarantor or any Significant Subsidiary or, to the knowledge of the Company and each Guarantor, that if to occur or determined adversely to the Group, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, is contemplated or threatened and neither the Company nor any Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of the principal suppliers, contractors or customers of the Company, any Guarantor or any Significant Subsidiary, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)	Compliance With Environmental Laws.(i) Each Group Member (x) is in compliance with any and all applicable laws, rules, regulations, ordinances, requirements, judgments, decrees, decisions, orders, permits or other legal requirements of any applicable governmental authority, including, without limitation, any international, foreign, national, state, provincial, regional or local authority, relating to pollution, the protection of human health or safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (including chemicals, wastes, petroleum and petroleum products) (collectively, “Environmental Laws”) to the extent that any noncompliance could reasonably, individually or in the aggregate, be expected to have a Material Adverse Effect, (y) has received and is in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) has not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice to the extent that such a notice could, individually or in the aggregate, reasonably be expected to result in or have a Material Adverse Effect, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to any Group Member, except, in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or any such notice or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) (x) there are no proceedings that are pending, or that are known to be contemplated, against any Group Member under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no material monetary sanctions will be imposed and (y) no Group Member is aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect.

(bb)	Compliance with ERISA. (i) Each employee pension benefit plan, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any of the subsidiaries of the Company or the Parent Guarantor which is a member of a “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability under Title IV of ERISA (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) no Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) the present value of the aggregated benefit liabilities under each of the Plans subject to Title IV of ERISA, determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the then aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than U.S.$180,000,000 (v) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than for contributions to the Plan and premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA), except in each case with respect to the events or conditions set forth in (i) through (vi) hereof, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)	Disclosure Controls. The Parent Guarantor and its subsidiaries have established and maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, complies with the requirements of the Exchange Act and is reasonably designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures to ensure that such information is accumulated and communicated to the management of the Parent Guarantor and its subsidiaries as appropriate to promote timely decisions regarding any required disclosure.

(dd)	Accounting Controls. The Group maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no known material weaknesses or significant deficiencies in the Group’s internal controls.

(ee)	Insurance. (i) Each of the Company, the Guarantors and the Significant Subsidiaries has insurance covering its respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonably adequate to protect the Company, the Guarantors and the Significant Subsidiaries and their respective businesses (having regard to what is customary for the industry in which the Company, the Guarantors and the Significant Subsidiaries operates); and (ii) none of the Company, the Guarantors or the Significant Subsidiaries has (x) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (y) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business to the extent a failure to renew such coverage would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)	No Unlawful Payments. No Group Member nor, to the best knowledge of the Company and each Guarantor, any director, officer, employee, agent, Affiliate or other person acting on behalf of any Group Member (other than the Underwriters and their respective Affiliates, as to which no representation is made) has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, the Criminal Code Act 1995 of Australia or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed or requested any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Each Group Member has instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures reasonably designed to promote compliance with all applicable anti-bribery and anti-corruption laws.

(gg)	Compliance with Money Laundering Laws. The operations of each Group Member are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where any Group Member conducts business (including, without limitation, the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 of Australia and the Financial Transaction Reports Act 1988 of Australia, each as amended), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Group Member with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company or any of the Guarantors, threatened. Each Group Member has instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures reasonably designed to promote compliance with all applicable Anti-Money Laundering Laws.

(hh)	No Conflicts with Sanctions Laws. Neither any Group Member nor any of their respective directors, officers, employees or, to the best knowledge of the Company or any of the Guarantors, any agent, Affiliate or other person acting on behalf of any Group Member (other than the Underwriters and their respective Affiliates, as to which no representation is made) is an individual or entity (“Person”) that is, or is owned or controlled by Persons that are (i) currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine (each, a “Sanctioned Jurisdiction”). The Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Jurisdiction or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and each Guarantor have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with (x) any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or (y) any Sanctioned Jurisdiction. The Company and each Underwriter acknowledge, agree and confirm that the representation and warranty contained in this clause (hh) is only sought, given or repeated, as appropriate, to the extent that to do so would be permissible pursuant to any provision of Council Regulation (EC) No. 2271/96 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union) or any similar anti-boycott law or regulation in the United Kingdom, including Council Regulation (EC) 2271/96 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended).

(ii)	Solvency. On and immediately after the Closing Date, the Company and each Guarantor (after giving effect to the issuance and sale of the Securities and the application of the proceeds therefrom, the issuance of the Guarantees and the other transactions related thereto as described in each of the Registration Statement, the Time of Sale Information and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the fair value (and present fair saleable value) of the assets of such entity is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Securities and the issuance of the Guarantees as contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus, such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

(jj)	Status. Upon issuance of the Securities, the Securities and the Guarantees will constitute direct, unsecured, unconditional and unsubordinated debt obligations of the Company and the Guarantors, respectively, and will rank pari passu with all other present and future unsecured and unsubordinated indebtedness of the Company and the Guarantors, respectively, except for such indebtedness which is preferred by operation of bankruptcy or other laws affecting the rights of creditors generally.

(kk)	No Restrictions on Subsidiaries. No subsidiary of the Company or any Guarantor is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or any Guarantor, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company or any Guarantor any loans or advances to such subsidiary from the Company or any Guarantor or from transferring any of such subsidiary’s properties or assets to the Company or any Guarantor or any other subsidiary of the Company or any Guarantor, other than any such restrictions or prohibitions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll)	No Broker’s Fees. No Group Member is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(mm)	No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(nn)	No Stabilization. None of the Company, any Guarantor, any of their respective Affiliates or any person acting on behalf of any of them (other than the Underwriters and their respective Affiliates, as to which no representation is made) has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(oo)	Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(pp)	Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq)	Statistical and Market Data. Nothing has come to the attention of the Company or any Guarantor that has caused the Company or such Guarantor to believe that the statistical and market-related data included or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(rr)	Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid by or on behalf of the Underwriters in Belgium, Luxembourg, Australia, the United States, Jersey or the United Kingdom or any political subdivision or taxing authority thereof in connection with the execution, delivery or enforcement of the Transaction Documents or the offer, sale, issuance, delivery, transfer or enforcement of the Securities or the Guarantees.

(ss)	No Withholding Tax. All payments to be made by the Company or the Guarantors on or by virtue of the execution, delivery, performance or enforcement of this Agreement and, except as disclosed in each of the Time of Sale Information and the Prospectus, all interest, principal, premium, if any, additional amounts, if any, and other payments to be made by the Company or the Guarantors under the Securities and the Indenture, under the current laws and regulations of the United States of America, Australia or the United Kingdom or any political subdivision thereof or any authority thereof or therein having the power to tax or any other applicable taxing jurisdiction (each, a “Taxing Jurisdiction”), will not be subject to withholding or deduction for or on account of any taxes, duties, levies, or other similar charges imposed under the laws and regulations of the Taxing Jurisdiction and are otherwise payable free and clear of any such withholding or deduction and without the necessity of obtaining any governmental authorization in the Taxing Jurisdiction.

(tt)	Valid Choice of Law. The choice of the laws of the State of New York as the governing law of each of the Transaction Documents is a valid choice of law under the laws of Australia, Jersey and the United Kingdom and will be honored by the courts of Australia, Jersey and the United Kingdom.

(uu)	Submission to Jurisdiction. The Company and each of the Guarantors have the power to submit, and pursuant to Section 15(c) of this Agreement and Section 112 of the Indenture, have legally, validly, effectively and irrevocably (i) submitted to the non-exclusive jurisdiction of any U.S. federal or New York state court located in the Borough of Manhattan in The City of New York in any suit, action or proceeding against it arising out of or related to the Transaction Documents to which it is a party or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale and delivery of the Securities by the Company and the Guarantees by the Guarantors under or as contemplated by this Agreement and (ii) waived any objection to the venue of a proceeding in any such court; and have the power to designate, appoint and empower, and pursuant to Section 15(c) of this Agreement and Section 112 of the Indenture, have legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement or the Indenture, as applicable, in any U.S. federal or New York state court located in the Borough of Manhattan in The City of New York.

(vv)	Exchange Controls. No exchange control authorization or any other authorization, approval, consent or license of any governmental or regulatory authority or court in Australia or the United Kingdom is required for the payment of any amounts payable under the Transaction Documents and all interest, principal, premium, if any, additional amounts, if any, and other payments on or under the Transaction Documents; all such payments may be paid in Australian dollars or pound sterling, as the case may be, that may be converted into another currency and freely transferred out of Australia, Jersey or the United Kingdom, as applicable, without the necessity of obtaining any governmental authorization in Australia, Jersey or the United Kingdom, respectively, or any political subdivision or taxing authority thereof or therein.

(ww)	Sarbanes-Oxley Act. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xx)	Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(yy)	Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) (i) are, to the knowledge of the Company, adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, and (ii) are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except in each case, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any material incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

4.	Further Agreements of the Company and the Guarantors. The Company and the Guarantors jointly and severally covenant and agree with each Underwriter that:(a) Required Filings. The Company and the Guarantors will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex B hereto) to the extent required by Rule 433 under the Securities Act; the Company will file within the time periods required by the Exchange Act all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 2:00 P.M., London time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)	Delivery of Copies. The Company will deliver, without charge, to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Underwriters may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)	Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Company will furnish to the Underwriters and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriters reasonably object.

(d)	Notice to the Underwriters. The Company will advise the Underwriters promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus, any Time of Sale Information or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, any of the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information, Issuer Free Writing Prospectus or the Prospectus, or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)	Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company and the Guarantors will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 4(c) above, file with the Commission (to the extent required) and furnish to the Underwriters such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information (including such documents to be incorporated by reference therein) as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)	Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company and the Guarantors will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 4(c) above, file with the Commission and furnish to the Underwriters such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)	Blue Sky Compliance. The Company and the Guarantors will use reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and will continue such qualifications in effect so long as required for the distribution of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)	Earning Statement. The Company will make generally available to its security holders and the Underwriters as soon as reasonably practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)	Clear Market. During the period from the date hereof through and including the date that is the earlier of the Closing Date and the date of termination of this Agreement, the Company and each of the Guarantors will not, without the prior written consent of the Underwriters, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year other than the 5.450% Guaranteed Senior Notes due 2029 to be issued by the UK Guarantor and the guarantees for such securities by the Parent Guarantor, the Company, the Australian Guarantor, the Missouri Guarantor and the Delaware Guarantor.

(j)	Use of Proceeds. The Company and the Guarantors will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(k)	Euroclear and Clearstream. The Company and the Guarantors will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through Euroclear and Clearstream.

(l)	No Stabilization. None of the Company, any Guarantor or any of their respective Affiliates will take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Securities.

(m)	Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Securities on the New York Stock Exchange (the “Exchange”).

(n)	Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(o)	Tax Gross-Up. The Company and each of the Guarantors agree with each of the Underwriters to pay any amounts owed to the Underwriters under the Transaction Documents without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed by any Taxing Jurisdiction, unless the Company or any such Guarantor, as the case may be, is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company or such Guarantor, as the case may be, shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction had been made, except to the extent that such taxes, duties or charges (a) were imposed due to some connection of an Underwriter with the Taxing Jurisdiction other than the mere entering into of this Agreement or receipt of payments hereunder or (b) would not have been imposed but for the failure of such Underwriter to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the Underwriter or the beneficial ownership of the Securities, or any other reasonable requirement to make any application or claim to HM Revenue & Customs for treaty relief (in respect of United Kingdom withholding tax), if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes, duties or other charges. The Company and each of the Guarantors, jointly and severally, further agree to indemnify and hold harmless the Underwriters against any documentary, stamp, sales, transaction or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Securities, and on the execution, delivery, performance and enforcement of the Transaction Documents.

5.	Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)	It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing. Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex B hereto without the consent of the Company.

(b)	It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.	Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)	Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act, shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.

(b)	Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)	No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by any Group Member by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by any Group Member (other than an announcement with positive implications of a possible upgrading).

(d)	No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)	Officer’s Certificate. The Underwriters shall have received on and as of the Closing Date a certificate of an executive officer of the Company and an officer of each Guarantor who has specific knowledge of the Company’s or, as the case may be, such Guarantor’s financial matters and is reasonably satisfactory to the Underwriters (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) including confirmations to the effect set forth in paragraphs (a), (c) and (d) of this Section 6 above.

(f)	Comfort Letters. On the date of this Agreement and on the Closing Date, the Auditors shall have furnished to the Underwriters, at the request of the Company and the Guarantors, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)	Opinion and 10b-5 Statement of Special U.S. Counsel for the Company and the Guarantors. Perkins Coie LLP, special U.S. counsel for the Company and the Guarantors, shall have furnished to the Underwriters, at the request of the Company and the Guarantors, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, covering the matters set forth in Exhibit A hereto.

(h)	Opinion of Australian Counsel for the Company and the Guarantors. (i) Herbert Smith Freehills, special Australian counsel for the Company and the Guarantors, shall have furnished to the Underwriters, at the request of the Company and the Guarantors, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, covering the matters set forth in Exhibit B hereto.

(i)	Opinion of English Counsel for the Company and the Guarantors. Herbert Smith Freehills LLP, counsel for the Company and the Guarantors as to matters of English law, shall have furnished to the Underwriters, at the request of the Company and the Guarantors, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, covering the matters set forth in Exhibit C hereto.

(j)	Opinion of General Counsel for the Group. Deborah Rasin, general counsel for the Group, shall have furnished to the Underwriters her written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, covering the matters set forth in Exhibit D hereto.

(k)	Opinion of Jersey Counsel for the Company and the Guarantors. Ogier (Jersey) LLP, counsel for the Company and the Guarantors as to matters of Jersey law, shall have furnished to the Underwriters, at the request of the Company and the Guarantors, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, covering the matters set forth in Exhibit E hereto.

(l)	Opinion of Missouri Counsel for the Company and the Guarantors. Armstrong Teasdale LLP, counsel for the Company and the Guarantors as to matters of Missouri law, shall have furnished to the Underwriters, at the request of the Company and the Guarantors, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, covering the matters set forth in Exhibit F hereto.

(m)	Opinion and 10b-5 Statement of U.S. Counsel for the Underwriters. The Underwriters shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Underwriters, of Sullivan & Cromwell, U.S. counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(n)	No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(o)	Good Standing. The Underwriters shall have received on and as of the Closing Date, or such other time as has been agreed between the Underwriters and the Parent Guarantor, satisfactory evidence of the good standing of the Company in England and Wales and, to the extent applicable, of any Significant Subsidiary of the Company organized or incorporated in the United States.

(p)	Euroclear and Clearstream. The Securities shall be eligible for clearance and settlement through Euroclear and Clearstream.

(q)	Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, each of the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(r)	Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Underwriters such further certificates and documents as the Underwriters may reasonably request.

(s)	Exchange Listing. The Securities shall have been approved for listing on the Exchange, subject to official notice of issuance.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.	Indemnification and Contribution.

(a)	Indemnification of the Underwriters. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter, its Affiliates, each of their respective directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information.

(b)	Indemnification of the Company and the Guarantors. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors and officers who signed the Registration Statement and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Prospectus, (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters to the Company expressly for use in any such document consists of the following paragraphs in the Preliminary Prospectus and the Prospectus (with no such information having been furnished for use in any of the other Time of Sale Information or any Issuer Written Communication): (i) the first and second sentence of the third paragraph in the section titled “Underwriting (Conflicts of Interest)” concerning the initial offer price, (ii) the fifth sentence of the fifth paragraph in the section titled “Underwriting (Conflicts of Interest)” concerning market making transactions and (iii) the first sentence of each of the seventh and eighth paragraphs in the section titled “Underwriting” concerning stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids (the “Underwriter Information”).

(c)	Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) of this Section 7 above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its Affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Underwriters and any such separate firm for the Company, the Guarantors, their respective directors and officers who signed the Registration Statement and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)	Contribution. If the indemnification provided for in paragraph (a) or (b) of this Section 7 above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)	Limitation on Liability. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)	Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.	Termination. This Agreement may be terminated, in the absolute discretion of the Underwriters, by notice to the Company if, after the execution and delivery of this Agreement and on or prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on the Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by Australian, U.K., Jersey, U.S. federal or New York State authorities or the European Union or there shall have occurred a material disruption in commercial banking or securities settlement or clearance services (including Clearstream or Euroclear systems in Europe); or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriters, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

9.	Defaulting Underwriter.

(a)	If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information or the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)	Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Guarantors or any non-defaulting Underwriter for damages caused by its default.

10.	Payment of Expenses.

(a)	Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes (aside from any recoverable value added tax) payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments or supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company's and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, and the approval of the Securities for eligibility for clearance and settlement through Euroclear and Clearstream; (ix) all travel and accommodation expenses incurred by the Company and the Guarantors and car-hire expenses; and (x) all expenses incurred by the Company and the Guarantors in connection with any “road show” presentation to potential investors (including, without limitation, expenses incurred in connection with the services of Netroadshow or any other electronic “road show” provider); and (xi) all expenses and application fees related to the listing of the Securities on the Exchange.

(b)	If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters (other than pursuant to Section 9) or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Guarantors jointly and severally agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

(c)	Each Underwriter agrees to pay the portion of any expenses payable by the Underwriters represented by such Underwriter’s pro rata share (based on the proportion that the principal amount of Securities set forth opposite each Underwriter’s name in Schedule 1 bears to the aggregate principal amount of Securities set forth opposite the names of all Underwriters) of the Securities (with respect to each Underwriter, the “Pro Rata Expenses”).

11.	Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the Affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12.	Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Underwriters.

13.	Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “Affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act; and (e) “Australia” means the Commonwealth of Australia.

14.	Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.	Miscellaneous.

(a)	Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given at:

(i)	Citigroup Global Markets Limited, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom; (Fax: +44 20 7986 1927); Attention: Syndicate Desk.

(ii)	Wells Fargo Securities International Limited, 33 King William Street, London, EC4R 9AT, United Kingdom; (Fax: +44 20 7149 8391); (Tel: +44 20 3942 8530); Attention: DCM & Syndicate.

(iii)	BNP Paribas, 10 Harewood Avenue, London NW1 6AA, United Kingdom; (Tel: +44 (0) 20 7595 8222); E-mail: mary.chapman@bnpparibas.com; sarah.maher@us.bnpparibas.com; Attention: Fixed Income Syndicate.

(iv)	HSBC Bank plc, 8 Canada Square, London E14 5HQ, United Kingdom; (Fax: +44 20 7992 4973); (Tel: +44 20 7991 8888); Email: transaction.management@hsbcib.com: Attention: Transaction Management Group.

(v)	Merrill Lynch International, 2 King Edward Street, London EC1A 1HQ, United Kingdom; (Fax: +44 20 7995 0048); (Tel: +44 20 7995 3966); Email: dcm_london@bofa.com; Attention: Syndicate Desk.

(vi)	J.P. Morgan Securities plc, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom; Email: emea_syndicate@jpmorgan.com; Attention: Head of International Syndicate.

(vii)	Banco Bilbao Vizcaya Argentaria, S.A., C/ Sauceda, 28 - Edificio Asia 2nd Floor 28050, Madrid, Spain; Email: alvaro.solis@bbva.com; (Tel. +34 91 537 43 05); Attention: Alvaro Solis.

(viii)	ING Bank N.V., Foppingadreef 7, 1102 BD Amsterdam, The Netherlands; Email: FM.Documentation@ing.nl; (Tel. +31 20 563 81 85); Attention: DCM Origination TRC 00.032.

Notices to the Company and the Guarantors shall be given to them at Amcor Corporate, Thurgauerstrasse 34, CH-8050, Zurich, Switzerland (e-mail: mike.rumley@amcor.com); Attention: Michael Rumley, Vice President & Group Treasurer with a copy to Amcor plc, 83 Tower Road North, Warmley Bristol, BS30 8XP, United Kingdom, Attention: Damien Clayton, Group Company Secretary.

(b)	Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of laws principles thereunder.

(c)	Submission to Jurisdiction. The Company and each of the Guarantors hereby submit to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each of the Guarantors waive any objection which it may now have, or may hereafter have, to the laying of venue of any such suit or proceeding in such courts. Each of the Company and each of the Guarantors agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which Company and each Guarantor, as applicable, is subject by a suit upon such judgment. The Company and each of the Guarantors appoint CT Corporation, located at 28 Liberty Street, New York, New York, 10005, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company or any such Guarantor, as the case may be, by the person serving the same to the address provided in this Section 15, shall be deemed in every respect effective service of process upon the Company and such Guarantor in any such suit or proceeding. The Company and each of the Guarantors hereby represent and warrant that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company and each of the Guarantors further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(d)	Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e)	Waiver of Immunity. To the extent that the Company or any Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from (i) the jurisdiction of any court of (a) the United Kingdom, or any political subdivision thereof, in the case of the Company and the UK Guarantor, (b) Australia, or any political subdivision thereof, in the case of the Australian Guarantor, (c) Jersey, or any political subdivision thereof, in the case of the Parent Guarantor, (d) the United States or the State of New York or (e) any jurisdiction in which the Company or any Guarantor owns or leases property or assets or (ii) any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company and each Guarantor hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(f)	Counterparts; Electronic Signatures. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The parties hereto agree and consent to the use of electronic signatures solely for the purposes of executing this Agreement or any related transactional document (including any amendments thereto). Such electronic signature shall be deemed to have the same full and binding effect as a handwritten signature.

(g)	Judgment Currency. The Company and each of the Guarantors, jointly and severally, agree to indemnify each Underwriter, its directors, officers, Affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than Euros and as a result of any variation as between (i) the rate of exchange at which the Euro amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase Euros with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency

(h)	Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.

(i)	Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j)	Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(k)	Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the parties hereto with respect to the subject matter hereof.

16.	Acknowledgement Related to EEA Co-manufacturer Responsibilities. Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(a)	ING Bank N.V. (the “Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Prospectus in connection with the Securities; and

(b)	each of Wells Fargo Securities International Limited, Citigroup Global Markets Limited, BNP Paribas, HSBC Bank plc and the Company note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the Manufacturer and the related information set out in the Prospectus in connection with the Securities.

17.	Acknowledgement Related to UK Co-manufacturer Responsibilities. Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(a)	each of Wells Fargo Securities International Limited, Citigroup Global Markets Limited, BNP Paribas, Merrill Lynch International and HSBC Bank plc (each a “UK Manufacturer” and together the “UK Manufacturers”) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Prospectus in connection with the Securities;

(b)	each of ING Bank N.V. and the Company note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturers and the related information set out in the Prospectus in connection with the Securities.

18.	Agreement Among Managers. The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out below. For purposes of the Agreement Among Managers, “Managers” means the Underwriters, “Lead Manager” means Citigroup Global Markets Limited, Wells Fargo Securities International Limited, BNP Paribas, HSBC Bank plc and Merrill Lynch International, “Settlement Lead Manager” means Wells Fargo Securities International Limited, “Stabilising Manager” means Wells Fargo Securities International Limited and “Subscription Agreement” means this Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 9 of this Underwriting Agreement.

19.	Agreement and Acknowledgement with Respect to the Exercise of EEA Bail-in Powers. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understandings between the Relevant BRRD Party and any other party to this Agreement, each of the other parties to this Agreement acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(i)	the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Relevant BRRD Party to such other party under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(B)	the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Relevant BRRD Party or another person (and the issue to or conferral on such other party to this Agreement of such shares, securities or obligations);

(C)	the cancellation of the BRRD Liability; or

(D)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)	the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(iii)	For purposes of this Section 19:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499;

“Relevant BRRD Party” means BNP Paribas, Banco Bilbao Vizcaya Argentaria, S.A. and ING Bank N.V.; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant BRRD Party.

20.	Agreement and Acknowledgement with Respect to the Exercise of UK Bail-in Powers. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understandings between the Relevant UK Bail-in Party and any other party to this Agreement, each of the other parties to this Agreement acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(i)	the effect of the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority in relation to any UK Bail-in Liability of the Relevant UK Bail-in Party to such other party under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A)	the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(B)	the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Relevant UK Bail-in Party or another person (and the issue to or conferral on such other party to this Agreement of such shares, securities or obligations);

(C)	the cancellation of the UK Bail-in Liability; or

(D)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)	the variation of the terms of this Agreement, as deemed necessary by the Relevant UK Resolution Authority, to give effect to the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority.

(iii)	For purposes of this Section 20:

“Relevant UK Resolution Authority” means the resolution authority with the ability to exercise any UK Bail-in Powers in relation to the Relevant UK Bail-in Party.

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised;

“UK Bail-in Party” means Wells Fargo Securities International Limited, Citigroup Global Markets Limited, BNP Paribas, Merrill Lynch International and J.P. Morgan Securities plc, and;

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

21.	Recognition of the U.S. Special Resolution Regime.

(a)	In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)	In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(c)	As used in this Section 21:

“BHC Act Affiliate” has the meaning assigned to the term “Affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

AMCOR UK FINANCE PLC		)
)
)
)
By:	/s/ Damien Clayton	)
Name:	Damien Clayton	)
Title:	Director	)
)
By:	/s/ Michael J. Rumley	)
Name:	Michael J. Rumley	)
Title:	Director	)

AMCOR PLC		)
)
)
)
By:	/s/ Damien Clayton	)
Name:	Damien Clayton	)
Title:	Secretary	)

AMCOR FLEXIBLES NORTH AMERICA, INC.		)
)
)
)
)
By:	/s/ Louis Fred Stephan	)
Name:	Louis Fred Stephan	)
Title:	President	)

[Underwriting Agreement – Signature Page]

AMCOR GROUP FINANCE PLC		)
)
)
)
By:	/s/ Damien Clayton	)
Name:	Damien Clayton	)
Title:	Director	)
)
By:	/s/ Michael J. Rumley	)
Name:	Michael J. Rumley	)
Title:	Director	)

EXECUTED by AMCOR PTY LTD by	)
its attorney under power of attorney	)
dated 16 May 2024:	)
)
)
/s/ Michael J. Rumley	)
Signature of Attorney*	)
)
Michael J. Rumley	)
Name of Attorney	)

AMCOR FINANCE (USA), INC.		)
)
)
By:	/s/ Sara Mattsson	)
Name:	Sara Mattsson	)
Title:	Vice President, Chief Financial Officer & Treasurer	) )

*Each attorney executing this Indenture states that he or she has no notice of revocation or suspension of his or her power of attorney.

[Underwriting Agreement – Signature Page]

Accepted as of the date first written above

By:

CITIGROUP GLOBAL MARKETS LIMITED

By	/s/ Adrien Belanger
Authorized Signatory

WELLS FARGO SECURITIES INTERNATIONAL LIMITED

By	/s/ Authorized Signatory
Authorized Signatory

BNP PARIBAS

By	/s/ Vikas Katyal
Authorized Signatory

BNP PARIBAS

By	/s/ Anne Besson-Imbert
Authorized Signatory

HSBC BANK PLC

By	/s/ Ana Kraemer
Authorized Signatory

[Underwriting Agreement – Signature Page]

MERRILL LYNCH INTERNATIONAL

By	/s/ Angus Reynolds
Authorized Signatory

Banco Bilbao Vizcaya Argentaria, S.A.

By	/s/ Alvaro Solis
Authorized Signatory

Banco Bilbao Vizcaya Argentaria, S.A.

By	/s/ Steffen Thiemann
Authorized Signatory

ING Bank N.V.

By	/s/ Authorized Signatory
Authorized Signatory

ING Bank N.V.

By	/s/ Authorized Signatory
Authorized Signatory

J.P. Morgan Securities plc

By	/s/ Authorized Signatory
Authorized Signatory

[Underwriting Agreement – Signature Page]

Schedule 1

Underwriter	Principal Amount
Citigroup Global Markets Limited	€85,000,000
Wells Fargo Securities International Limited	€85,000,000
BNP Paribas	€85,000,000
HSBC Bank plc	€85,000,000
Merrill Lynch International	€85,000,000
Banco Bilbao Vizcaya Argentaria, S.A.	€25,000,000
ING Bank N.V.	€25,000,000
J.P. Morgan Securities plc	€25,000,000
Total	€500,000,000

Shedule 1-1

Schedule 2

Significant Subsidiaries of Amcor plc

Amcor Pty Ltd
Amcor Investments Proprietary Limited
Amcor Packaging (USA) Inc.
Amcor Finance (USA), Inc.
Twinpak (USA) LLC
Amcor European Holdings Pty Ltd
Amcor Holding
Amcor UK Finance plc
Amcor Rigid Packaging USA, LLC
Amcor Group GmbH
ARP North America Holdco Ltd
ARP LATAM Holdco Ltd
Amcor Flexibles North America, Inc.
Amcor Wisconsin, LLC

Shedule 2-1

SCHEDULE 3

Issuer Written Communications

1.            Investor/Roadshow Presentation dated May 2024

Shedule 3-1

ANNEX A

Additional Time of Sale Information

1.	Term sheet containing the terms of the Securities, substantially in the form of Annex B.

Annex A-1

ANNEX B

Filed Pursuant to Rule 433

Registration Statement Nos. 333-272449, 333-272449-01,

333-272449-02, 333-272449-03, 333-272449-04 and 333-272449-05

Amcor UK Finance plc

€500,000,000 3.950% Guaranteed Senior Notes due 2032

With full and unconditional guarantees

as to payment of principal and interest by each of

Amcor plc

Amcor Finance (USA), Inc.

Amcor Group Finance plc

Amcor Pty Ltd

Amcor Flexibles North America, Inc.

Pricing Term Sheet – May 22, 2024

Issuer:	Amcor UK Finance plc
Guarantors:	Amcor plc, Amcor Finance (USA), Inc., Amcor Group Finance plc, Amcor Pty Ltd and Amcor Flexibles North America, Inc.
Expected Ratings*:	Baa2 (Negative) (Moody’s) / BBB (Stable) (S&P)
Principal Amount:	€500,000,000
Ranking:	Senior Unsecured
Format:	SEC Registered Global Notes
Trade Date:	May 22, 2024
Settlement Date**:	May 29, 2024
Maturity Date:	May 29, 2032
Benchmark Bund:	DBR 0% due February 15, 2032
Benchmark Bund Price and Yield:	82.790 / 2.473%
Spread to Benchmark Bund:	+160.3 bps
Coupon:	3.950% per annum
Re-Offer Yield:	4.076%
Re-Offer Price:	99.154%
Mid-Swap Yield:	2.796%

Spread to Mid-Swap Yield:	+128 bps
Fees:	35 basis points
All-in Price:	98.804%
Redemption Amount:	100% of face value at Maturity Date
Interest Payment Dates:	Payable annually in arrears on May 29 of each year, commencing May 29, 2025 and ending on the Maturity Date
Optional Redemption:	Make-Whole Call: Comparable government bond + 25 bps at any time before February 29, 2032 Par call at any time on or after February 29, 2032 In the event that the Issuer has redeemed or purchased and cancelled Notes equal to or greater than 75% of the aggregate principal amount of the Notes initially issued, the Issuer may redeem, in whole, but not in part, the remaining Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with accrued and unpaid interest on those Notes to, but excluding, the date fixed for redemption.
Day Count Convention:	Actual / Actual (ICMA)
Listing:	We intend to apply to list the Notes on the New York Stock Exchange (the “NYSE”). The listing application will be subject to approval by the NYSE. We expect trading in the Notes on the NYSE to begin within 30 days after the original issue date of the Notes. If such listing is obtained, we will have no obligation to maintain such listing, and we may delist any Notes at any time.
Target Market/PRIIPs:	Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as not available to retail in the European Economic Area (the “EEA”). Manufacturer target market (UK MIFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No UK PRIIPs key information document (KID) has been prepared as not available to retail in the United Kingdom (the “UK”).
ISIN / Common Code / CUSIP:	XS2821714735 / 282171473 / 0234EVAB7
Settlement and Trading:	Through the facilities of Euroclear and Clearstream
Denominations:	Minimum of €100,000 with increments of €1,000 thereafter
Governing Law:	New York
Global Coordinators:	Citigroup Global Markets Limited Wells Fargo Securities International Limited
Joint Book-Running Managers:	BNP Paribas HSBC Bank plc Merrill Lynch International Banco Bilbao Vizcaya Argentaria, S.A. ING Bank N.V. J.P. Morgan Securities plc
Concurrent Offering:	Concurrently with this offering, Amcor Group Finance plc is offering $500,000,000 aggregate principal amount of 5.450% Notes due 2029 (the “Concurrent Offering”). The Concurrent Offering is being made by means of a separate prospectus supplement and not by means of the prospectus supplement to which this pricing term sheet relates. This communication is not an offer to sell or a solicitation of an offer to buy any securities being offered in the concurrent offering. The closing of this offering and the Concurrent Offering are not conditioned on each other.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Credit ratings in respect of Amcor UK Finance plc may be made available only to a person (x) who is not a “retail client” within the meaning of section 761G of the Corporations Act and is also a sophisticated investor, professional investor or other investor in respect of whom disclosure is not required under Part 6D.2 or 7.9 of the Corporations Act, and (y) who is otherwise permitted to receive credit ratings in accordance with applicable law in any jurisdiction in which the person may be located.

**Note: It is expected that delivery of the Notes will be made to investors on or about May 29, 2024, which will be the fifth business day following the date of pricing of the Notes (such settlement being referred to as “T+5”). Under Rule 15c6-1 of the U.S. Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to two business days before the date of delivery will be required, by virtue of the fact that the Securities initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade Notes prior to two business days before the date of delivery should consult their own advisor.

This communication is intended for the sole use of the person to whom it is provided by the sender. This document may not be reproduced, distributed or published by any recipient for any purpose. This document has been prepared for information purposes only and does not take into account the specific requirements, investment objectives or financial circumstances of any recipient. The recipient should seek independent financial, legal, tax and other relevant advice and should independently verify the accuracy of the information contained in this document.

MIFID II professionals / ECPs only / No PRIIPs KID – No PRIIPs key information document (KID) has been prepared as not available to retail in the EEA. Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels).

UK MIFIR professionals / ECPs only / No PRIIPs KID – No UK PRIIPs key information documents (KID) has been prepared as not available to retail in the UK. Manufacturer target market (UK MIFIR product governance) is eligible counterparties and professional clients only (all distribution channels).

The Issuer has filed a registration statement (including a prospectus), as amended, with the SEC for the offering to which this communication relates. The information in this pricing term sheet supplements the Issuer’s preliminary prospectus supplement, dated May 22, 2024 (the “Preliminary Prospectus”) and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. Before you invest, you should read the Preliminary Prospectus, together with the prospectus in that registration statement and other documents each of the Issuer and Amcor plc has filed with the SEC for more complete information about the Issuer, Amcor plc and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus if you request it by calling Citigroup Global Markets Limited toll-free at +1 800 831 9146 or Wells Fargo Securities International Limited at +44 20 3942 8530.

The information in this pricing term sheet supplements the Preliminary Prospectus and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. This pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus.

If this document has been distributed by electronic transmission, such as e-mail, then such transmission cannot be guaranteed to be secure or error-free as information could be intercepted, corrupted, lost, destroyed, arrive late or incomplete, or contain viruses. The sender therefore does not accept liability for any errors or omissions in the contents of this document, which may arise as a result of electronic transmission.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

EXHIBIT A

Form of Opinion of Perkins Coie LLP, Special U.S. Counsel for the Company and the Guarantors

EXHIBIT B

Form of Opinion of Herbert Smith Freehills, Special Australian Counsel for the Company and the Guarantors

EXHIBIT C

Form of Opinion of Herbert Smith Freehills LLP, English Counsel for the Company and the Guarantors

EXHIBIT D

Form of Opinion of Deborah Rasin, General Counsel for the Group

EXHIBIT E

Form of Opinion of Ogier (Jersey) LLP, Jersey Counsel for the Company and the Guarantors

EXHIBIT F

Form of Opinion of Armstrong Teasdale LLP, Missouri Counsel for the Company and the Guarantors